                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-38082 on Form S-3 and No. 333-40102 on Form S-8 of Trio-Tech International of our report dated September 7, 2001, appearing in this Annual Report on Form 10-K of Trio-Tech International for the year ended June 30, 2001.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Los Angeles, California
September 17, 2001